Exhibit 10.17

FORM OF DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

This Agreement is made as of the [Date] by and between Essent Group Ltd., a Bermuda exempted company (the “Company”), and [Name] (the “Indemnitee”), a [Director/Officer] of the Company.

WHEREAS it is essential to the Company to retain and attract as Directors (as defined below) and Officers (as defined below) the most capable persons available; and

WHEREAS the substantial increase in corporate litigation subjects Directors and Officers to expensive litigation risks at the same time that the availability of Directors and Officers’ liability insurance has been severely limited; and

WHEREAS it is the express policy of the Company to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law; and

WHEREAS the Company does not regard the protection available to the Indemnitee as adequate in the present circumstances, and realizes that the Indemnitee may not be willing to serve as a Director and/or Officer without adequate protection, and the Company desires the Indemnitee to serve in such capacity.

NOW, THEREFORE , in consideration of the Indemnitee’s service as a Director and/or Officer after the date hereof, the parties agree as follows:

1.                                      Definitions

1.1                               As used in this Agreement:

(a)                                 The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature;

(b)                                 The term “Expenses” shall include, but is not limited to, expenses of investigations, judicial, arbitral or administrative proceedings or appeals, whether threatened, pending or completed, damages, judgments, fines, amounts paid in settlement by or on behalf of the Indemnitee, attorneys’ fees and disbursements and any expenses of establishing a right to indemnification under this Agreement; and

(c)                                  The terms “Director” and “Officer” shall include the Indemnitee’s service at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as well as a Director and/or Officer of the Company.

2.                                      Indemnity of Director and/or Officer

2.1                               Subject only to the limitations set forth in Section 3, the Company will pay on behalf of the Indemnitee all Expenses actually and reasonably incurred by the Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding by reason of the fact that he is or was a Director and/or Officer of the Company or any of its subsidiaries or any predecessor thereof, or of any company, corporation or entity as to which he serves or served as a Director and/or Officer at the request of the Company.

2.2                               Without limiting the foregoing, in the event any Proceeding is initiated by the Indemnitee, the Company, any of its subsidiaries or any other person to enforce or interpret this Agreement or any rights of Indemnitee to indemnification or advancement of Expenses (or related obligations of Indemnitee) under the Company’s or any such subsidiary’s memorandum of association, bye-laws or other organizational agreement or instrument, any other agreement to which Indemnitee and the Company or any of its subsidiaries are party, any vote of shareholders or directors of the Company or any of its subsidiaries, Bermuda law, any other applicable law or any liability insurance policy, the Company shall indemnify Indemnitee against Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding in proportion to the success achieved by Indemnitee in such Proceeding and the efforts required to obtain such success, as determined by the court presiding over such Proceeding.

3.                                      Limitations on Indemnity

3.1                               The Company shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee:

(a)                                 which payment it is prohibited by applicable law from paying as indemnity;

(b)                                 for which payment is actually made to the Indemnitee under an insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

(c)                                  for which payment the Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement and for which payment has actually been made by the Indemnitee;

(d)                                 resulting from a claim decided in a Proceeding adversely to the Indemnitee based upon or attributable to (x) the Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled or (y) the fraud or dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless it shall be decided in a Proceeding that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated.

3.2                               For purposes of Sections 3 and 4, the phrase “decided in a Proceeding” shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

4.                                      Advance Payment of Costs

4.1                               Expenses incurred by the Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding shall be paid by the Company as incurred and in advance of the final disposition of such Proceeding; provided, however, that Expenses of defense need not be paid as incurred and in advance in the case of a claim brought against the Indemnitee where the judicial agent of first impression has decided the Indemnitee is not entitled to be indemnified pursuant to this Agreement or otherwise.

4.2                               The Indemnitee hereby agrees and undertakes to repay such amounts advanced if it shall be fully adjudicated in a Proceeding that he is not entitled to be indemnified by the Company pursuant to this Agreement or otherwise.

5.                                      Enforcement

If a claim under this Agreement is not paid by the Company, or on its behalf, within thirty days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall also be entitled to be paid the Expenses of prosecuting such claim.

6.                                      Subrogation

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

7.                                      Notice

7.1                               The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement, together with such information and cooperation as it may reasonably require; provided that any failure or delay in giving such notice shall not relieve the Company of its obligations under this Agreement unless and to the extent that (i) none of the Company and its subsidiaries are party to or aware of such Proceeding and (ii) the Company is materially prejudiced by such failure.

7.2                               Notice to the Company shall be given at its principal office and shall be directed to the Company’s Secretary (or such other address as the Company shall designate in writing to the Indemnitee).

7.3                               Notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked.

8.                                      Settlement

The Company will not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee unless such settlement solely involves the payment of money by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which shall not be unreasonably withheld.

9.                                      Saving Clause

If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

10.                               Indemnification Hereunder Not Exclusive

The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the memorandum of association, bye-laws or other organizational agreement or instrument of the Company or any of its subsidiaries, any other agreement, any vote of shareholders or directors, Bermuda law, any other applicable law or any liability insurance policy, provided that to the extent that Indemnitee is entitled to be indemnified by the Company and by any shareholder of the Company or any affiliate of any such shareholder (other than the Company) under any other agreement or instrument, or by any insurer under a policy procured or maintained by any such shareholder or affiliate, (i) the obligations of the Company hereunder shall be primary and the obligations of such shareholder, affiliate or insurer secondary, and (ii) the Company shall not be entitled to contribution or indemnification from or subrogation against such equity holder, affiliate or insurer. In the event that any such shareholder or affiliate makes indemnification payments or advances to Indemnitee in respect of any Expenses, losses, liabilities, judgments, fines, penalties or amounts paid in settlement for which the Company would also be obligated pursuant to this Agreement, the Company shall reimburse such shareholder or affiliate in full on demand.

11.                               Exculpation, etc.

11.1                        Indemnitee shall not be personally liable to the Company or any of its subsidiaries or to the shareholders of the Company or any such subsidiary for monetary damages for breach of fiduciary duty as a director of the Company or any such subsidiary; provided, however, that the foregoing shall not eliminate or limit the liability of the Indemnitee for acts of fraud or dishonesty. If Bermuda law or other applicable law shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of the Indemnitee shall, automatically, without any further action, be eliminated or limited to the fullest extent permitted by Bermuda law or such other applicable law as so amended.

11.2                        No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any of its subsidiaries against Indemnitee or Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators or assigns after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period, provided that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

12.                               Applicable Law

The terms and conditions of this Agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of Bermuda. The parties to this Agreement hereby irrevocably agree that the courts of Bermuda shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings which may arise out of or in connection with this Agreement and waive any objection to such proceedings in the courts of Bermuda on the grounds of venue or on the basis that they have been brought in an inconvenient forum.

13.                               Counterparts

This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

14.                               Amendment and Termination

No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

15.                               Successors and Assigns

This Agreement shall be binding upon the Company and its respective successors and assigns, including without limitation any acquiror of all or substantially all of the Company’s assets or business, any person (as such term is used in Sections 13(d) and 14(d) of the United States of America Securities Exchange Act of 1934, as amended) that acquires beneficial ownership of securities of the Company representing more than 50% of the total voting power represented by the Company’s then issued and outstanding voting securities and any survivor of any merger, amalgamation or consolidation to which the Company is party, and shall inure to the benefit of and be enforceable by Indemnitee and Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators and assigns. The Company shall require and cause any such successor, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement as if it were named as the Company herein, and the Company shall not permit any such purchase of assets or business, acquisition of securities or merger or consolidation to occur until such written agreement has been executed and delivered. No such assumption and agreement shall relieve the Company of any of its obligations hereunder, and this Agreement shall not otherwise be assignable by the Company.

16.                               Continuation of Indemnification

The indemnification under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a Director and/or Officer and shall inure to the benefit of the heirs and personal representatives of the Indemnitee.

17.                               Coverage of Indemnification

The indemnification under this Agreement shall cover the Indemnitee’s service as a Director and/or Officer prior to or after the date of the Agreement.

AGREED by the parties through their authorized signatories on the date first written above: